UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2015

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P.A.M. TRANSPORTATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2015, the Board of Directors (the “Board”) of P.A.M. Transportation Services, Inc. (the “Company”) approved an increase in the base salary for Daniel H. Cushman, our President and Chief Executive Officer. Mr. Cushman’s new base salary is $500,000.

On August 6, 2015, the Board also approved a short-term cash incentive plan (the “Plan”) for the Company’s named executive officers and certain other employees providing for cash bonus awards to be determined based on the achievement of certain operating ratio and revenue growth performance targets as of the end of December 31, 2015. The amount of the bonus can vary from zero to 100% of base salary for our Chief Executive Officer, Daniel H. Cushman, and from zero to 60% of base salary for our Chief Financial Officer, Allen W. West. Under the Plan, if the Company’s revenue growth for 2015 is greater than 5.0% and the Company’s operating ratio for 2015 is less than 92%, Mr. Cushman will receive a bonus ranging from 60% to 90% of base salary and Mr. West will receive a bonus ranging from 20% to 50% of base salary. If the Company’s revenue growth for 2015 is greater 8.5% and the Company’s operating ratio for 2015 is less than 93%, Mr. Cushman will receive a bonus ranging from 60% to 100% of base salary and Mr. West will receive a bonus ranging from 20% to 60% of base salary. The bonus amounts increase incrementally based on each lower operating ratio percentage, assuming the revenue growth targets described above are met. The maximum bonus under the Plan is earned if the Company’s revenue growth for 2015 is greater than 8.5% and the Company’s operating ratio for 2015 is less than 89%.

For purposes of the Plan, the applicable base salary will be the officer’s base salary in effect as of December 31, 2015. Operating ratio will be determined by dividing the Company’s operating expenses for the year ended December 31, 2015, by the Company’s operating revenues for the year ended December 31, 2015, as each is determined in accordance with U.S. generally accepted accounting principles, except that both operating revenues and operating expenses will be reduced by the amount of fuel surcharge revenue. Operating expenses will also exclude the expense associated with this bonus. Revenue growth for 2015 will be determined based on modified 2014 revenue that will be normalized to account for a modification by the Company’s largest customer, General Motors, to its fuel surcharge program that went into effect in August 2014. Bonuses earned will be payable in five installments with 50% of the bonus amount payable in 2016 and the remaining amount to be payable in four equal annual installments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: August 11, 2015	By:	/s/ Allen W. West
Allen W. West Vice President of Finance, Chief Financial Officer, Secretary and Treasurer